Richard R. Klatt

Attorney at Law

3079 Shadowood Lane

Marietta, GA 30066

September 29, 2006

WorldCommodity Funds, Inc.

6075 Roswell Road, Suite 450

Atlanta, GA 30328

Ladies and Gentlemen:

I have acted as counsel for WorldCommodity Funds, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an indefinite number of shares of common stock, par value $0.0001 per share (each, a "Share" and collectively, the "Shares"), of WorldCommodity Fund, a series of the Company (the "Series").

The Company is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company.

As counsel for the Company, I have participated in the preparation of the Pre-Effective Amendment to the Company's Registration Statement on Form N-1A (as so amended, the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") in which this letter is included as an exhibit.

I have examined the Articles of Incorporation and By-laws of the Company and any amendments and supplements thereto and have relied upon such corporate records of the Company and such other documents and certificates as to factual matters as I have deemed to be necessary to render the opinion expressed herein.

Based on such examination, I am of the opinion that the Shares to be offered for sale pursuant to the Registration Statement are, to the extent of the number of Shares of the Series authorized to be issued by the Company in its Articles of Incorporation, duly authorized, and, when sold, issued and paid for as contemplated by the Registration Statement, and will have been validly issued and fully paid and nonassessable under the laws of the State of Maryland.

I do not express an opinion with respect to any laws other than laws of Maryland applicable to the due authorization, valid issuance and nonassessability of shares of common stock of corporations formed pursuant to the provisions of the Maryland General Corporation Law.

Accordingly, this opinion does not extend to, among other laws, the federal securities laws or the securities or "blue sky" laws of Maryland or any other jurisdiction. Counsel is a member of the State Bar of Georgia.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Richard R. Klatt

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Richard R. Klatt, Attorney at Law